Exhibit 10.1
VOTING AGREEMENT
Dated as of April 26, 2011,
Among
CENTURYLINK, INC.
and
the Stockholders Listed on Schedule I

ii

INDEX OF DEFINED TERMS

Page
Affiliate	1
Agreement	1
Beneficial Owner	1
Beneficial Ownership	1
Beneficially Own	1
Beneficially Owned	1
Company	1
Company Common Stock	1
Covered Shares	2
Encumber	2
Encumbrance	2
Existing Shares	1
Expiration Date	2
Grantees	3
Investor Rights Agreement	4
Merger Agreement	1
Merger Sub	1
Parent	1
Stockholder	1

iii

VOTING AGREEMENT
          VOTING AGREEMENT, dated as of April 26, 2011 (this “Agreement”), by and among CENTURYLINK, INC., a company organized under the laws of the State of Louisiana (“Parent”), and each of the individuals or entities listed on Schedule I (each a “Stockholder”).
W I T N E S S E T H:
          WHEREAS, concurrently with the execution of this Agreement, Parent, SAVVIS, Inc., a Delaware corporation (the “Company”), and Mimi Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, subject to the terms and conditions thereof, each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration (as defined therein);
          WHEREAS, as of the date hereof, each Stockholder is a Beneficial Owner (as defined below) and the owner of record of the shares of Company Common Stock set forth opposite such Stockholder’s name under the heading “Existing Shares” on Schedule I (all such shares, such Stockholder’s “Existing Shares”); and
          WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and each of the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as defined herein) set forth herein;
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
GENERAL
     1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
          An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that the Company shall not be deemed an Affiliate of any Stockholder.
          “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

          “Covered Shares” means, with respect to any Stockholder, such Stockholder’s Existing Shares and any shares of Company Common Stock of which such Stockholder acquires Beneficial Ownership or ownership of record prior to the Expiration Date; provided that any unissued share of Company Common Stock underlying an option shall not be a Covered Share until the exercise of such option.
          “Encumbrance” means any mortgage, lien, pledge, charge, option, proxy, voting trust or agreement, understanding or arrangements, right of first refusal or offer, security interest or encumbrance of any kind, or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder. The term “Encumber” shall have a correlative meaning.
          “Expiration Date” shall mean the date on which this Agreement terminates in accordance with its terms.
ARTICLE II
VOTING
     2.1. Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that until the Expiration Date, at the Company Stockholders Meeting and at any other annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:
          (a) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining a quorum; and
          (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent with respect to, all of such Stockholder’s Covered Shares (A) in favor of the adoption of the Merger Agreement and any action reasonably requested by Parent in furtherance of the foregoing, including any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the adoption of the Merger Agreement is submitted for the consideration and vote of the stockholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (B) against any action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement or (2) result in any of the conditions set forth in Article VII of the Merger Agreement not being satisfied on or before the End Date; (C) against any change in the Board of Directors of the Company and (D) against any Takeover Proposal and against any other action, agreement or transaction involving the Company or any of the Company Subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Stockholder of its obligations under this Agreement, including (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or the Company Subsidiaries (other than the Merger); (2) a sale, lease or transfer of a material amount of assets of the Company or any of the Company Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of the Company Subsidiaries or (3) any change in the present capitalization of the Company or any amendment or other change to its certificate of incorporation or by-laws.
     2.2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder has not taken and shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement or that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Stockholder of its obligations under this Agreement.
     2.3. Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Glen F. Post III and Stacey W. Goff in their respective capacities as officers of Parent, and any individual who shall hereafter succeed any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares in accordance with Section 2.1 prior to the Expiration Date at the Company Stockholders Meeting and at any other annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 2.1 is to be considered. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares. This proxy is coupled with an interest, was given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall terminate. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to a Stockholder at any time at its sole election by written notice provided to such Stockholder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:
          (a) Authorization; Validity of Agreement; Necessary Action. If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. If such Stockholder is an individual, he has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. If such Stockholder is married and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
          (b) Ownership. Such Stockholder’s Covered Shares are and will at all times through the Closing Date be Beneficially Owned and owned of record by such Stockholder. Such Stockholder has and will at all times through the Closing Date have good and valid title to such Stockholder’s Covered Shares, free and clear of any Encumbrances other than (i) pursuant to this Agreement, (ii) the restrictions on transfer set forth in Section 2 of the Investor Rights Agreement dated as of March 6, 2002 among the Company and the other parties thereto as in effect on the date hereof (disregarding any amendments thereto, the “Investor Rights Agreement”) and (iii) restrictions on Covered Shares underlying restricted stock awards issued to directors of the Company. The Investor Rights Agreement has not been amended, supplemented, restated or otherwise modified other than pursuant to Amendment No. 1 thereto dated as of June 28, 2002 and Amendment No. 2 thereto dated as of May 10, 2006, and a complete and correct copy of the Investor Rights Agreement and each of such amendments thereto has been filed by the Company with the SEC prior to the date hereof. As of the date hereof, except as set forth on Schedule I, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (except with respect to Covered Shares underlying restricted stock awards issued to directors of the Company), sole power to issue instructions with respect to the matters set forth in Article II or Section 4.1, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Covered Shares.
          (c) No Violation. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
          (d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the Securities and Exchange Commission.
          (e) Absence of Litigation. As of the date hereof there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
          (f) Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
          (g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders and the representations, warranties and covenants of the Stockholders contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
          3.2. Representations and Warranties of Parent. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the powers of Parent and have been duly authorized by all necessary action. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
ARTICLE IV
OTHER COVENANTS
     4.1. No Proxies for or Encumbrances on Covered Shares. Except pursuant to the terms of this Agreement or the Merger Agreement, such Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares or (b) sell, assign, transfer, Encumber or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, Encumbrance or other disposition of, any Covered Shares during the term of this Agreement. Such Stockholder shall not seek or solicit any such sale, assignment, transfer, Encumbrance or other disposition or any such Contract, option or other arrangement or understanding. Each Stockholder hereby authorizes and instructs the Company (including its transfer agent) to, upon direction of Parent, impose stop orders to prevent the transfer of any Covered Shares on the books of the Company in violation of this Agreement.
     4.2. No Solicitation. Each Stockholder shall not, nor shall it authorize or permit any of its Affiliates or any of its and their respective Representatives to, (i) directly or indirectly solicit or initiate, or knowingly encourage, induce or facilitate any Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Takeover Proposal) with respect to any Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Takeover Proposal; provided, however, that if the Company is engaging in activities with respect to a Takeover Proposal that the Stockholders reasonably believe are in compliance with the provisions of the Merger Agreement, the Stockholders, their Affiliates and their respective Representatives may participate with the Company in such activities. Each Stockholder shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Takeover Proposal.
     4.3. Documentation and Information. Unless required by Law or legal process, each Stockholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Covered Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by Law in any press release, any Current Report on Form 8-K, any Statement on Schedule 13D, the Form S-4, the Proxy Statement, any other disclosure document in connection with the Merger Agreement and any filings with or notices to Governmental Entities in connection with the Merger Agreement and (b) agrees promptly to give to Parent any information it may reasonably request for the preparation of any such documents. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any additional Covered Shares of which such Stockholder acquires Beneficial Ownership or ownership of record.

     4.4. Waiver of Appraisal and Dissenters’ Rights and Actions. Each Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby.
     4.5. Further Assurances. From time to time, at Parent’s reasonable request, Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Management Corporation shall cooperate with Parent in making all filings (including FCC applications) and shall obtain all consents of Governmental Entities and third parties and execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement.
ARTICLE V
MISCELLANEOUS
     5.1. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
     5.2. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any covenants and agreements contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
     5.3. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the receipt of the Company Stockholder Approval; (b) the termination of the Merger Agreement in accordance with its terms; (c) an Adverse Recommendation Change in response to a Superior Proposal; and (d) the effective date of any waiver, amendment or other modification of the Merger Agreement that reduces the per share Merger Consideration, or changes the cash/equity per share allocation of the consideration to be received (other than by adding cash consideration and, for clarity, other than by any adjustment to the Exchange Ratio pursuant to the terms of the Merger Agreement as in effect on the date hereof); provided, however, the provisions of this Article V shall survive any termination of this Agreement without regard to any temporal limitation. No termination of this Agreement shall relieve any Stockholder of any liability for any breach of this Agreement. Nothing in the Merger Agreement shall relieve any Stockholder from any liability for any breach of this Agreement. In particular, without limitation, the liability of any Stockholder for damages and losses suffered by Parent as a consequence of any breach of this Agreement by such Stockholder shall not be extinguished by the payment or the coming due of the Termination Fee.
     5.4. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
          (a) if to Parent, to:
CenturyLink, Inc.
100 CenturyLink Drive
Monroe, Louisiana 71203
Phone: (318) 388-9000
Facsimile: (318) 388-9488
Attention: General Counsel
with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Phone: (212) 403-1000
Facsimile: (212) 403-2000
Attention: Eric S. Robinson
          (b) if to a Stockholder, to the addresses and to the attention of the parties set forth next to such Stockholder’s name in Schedule I, with a copy to:
Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022
Phone: (212) 893-9500
Facsimile: (212) 893-9575
Attention: Jonathan M. Rather
and
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York
Phone: (212) 596-9000
Facsimile: (212) 596-9090
Attention: Othon Prounis and Anthony Norris

     5.5. Interpretation; Definitions. When a reference is made in this Agreement to an Article, a Section or a Schedule, such reference shall be to an Article, a Section or a Schedule of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in the Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.
     5.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 5.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     5.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     5.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement and, to the extent referenced herein, the Merger Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof or thereof and (b) is not intended to confer upon any Person other than the parties any rights or remedies.
     5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.
     5.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
     5.11. Specific Enforcement. Each Stockholder acknowledges and agrees that irreparable damage to Parent would occur in the event that any of the provisions of this Agreement were not performed by such Stockholder in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) below, without proof of actual damages (and each Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each Stockholder (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.
     5.12. Waiver of Jury Trial. Each Stockholder hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement. Each Stockholder (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such Stockholder would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that Parent has been induced to enter into this Agreement by, among other things, the waiver and certifications in this Section 5.12.
     5.13. Action in Stockholder Capacity Only. No Stockholder who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer. Any such Stockholder signs solely in his or her capacity as the Beneficial Owner of Covered Shares and nothing in this Agreement shall limit or affect any actions taken by such individual solely in his or her capacity as a director or officer of the Company.
[Remainder of page left intentionally blank]

     IN WITNESS WHEREOF, Parent and each of the Stockholders have duly executed this Agreement, all as of the date first written above.

CENTURYLINK, INC.
By:	/s/ Glen F. Post, III
	Name:	Glen F. Post, III
	Title:	Chief Executive Officer & President

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
By:	WCAS VIII Associates LLC,
its General Partner

By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Managing Member

WCAS MANAGEMENT CORPORATION
By:	/s/ Jonathan Rather
	Name:	Jonathan Rather
	Title:	Treasurer

PATRICK J. WELSH
RUSSELL L. CARSON
BRUCE K. ANDERSON
THOMAS E. MCINERNEY
ROBERT A. MINICUCCI
ANTHONY J. DENICOLA
PAUL B. QUEALLY
JONATHAN M. RATHER
D. SCOTT MACKESY
JOHN D. CLARK
SANJAY SWANI

By:	/s/ Jonathan M. Rather
Jonathan M. Rather
Attorney-in-fact

CARSON FAMILY CHARITABLE TRUST
By:	/s/ Russell L. Carson
	Name:	Russell L. Carson

Schedule I
Stockholders

Stockholder Name	Existing Shares	Notice Address
Welsh, Carson, Anderson & Stowe VIII, L.P.	10,285,694	Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500
		New York, New York 10022
		Attention: Jonathan M. Rather
		Tel: (212) 893-9500

WCAS Management Corporation	80,759	Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Attention: Jonathan M. Rather
		Tel: (212) 893-9500

Patrick J. Welsh*	715,927	Mr. Patrick J. Welsh
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Russell L. Carson	80,149	Mr. Russell L. Carson
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Carson Family Charitable Trust	272,967	Mr. Russell L. Carson
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Bruce K. Anderson	712,944	Mr. Bruce K. Anderson
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Thomas E. McInerney**	619,205	Mr. Thomas E. McInerney
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Robert A. Minicucci	159,410	Mr. Robert A. Minicucci
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

I-1

Stockholder Name	Existing Shares	Notice Address
Anthony J. deNicola***	101,176	Mr. Anthony J. deNicola
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Paul B. Queally	37,994	Mr. Paul B. Queally
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Jonathan M. Rather	15,536	Mr. Jonathan M. Rather
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

D. Scott Mackesy	4,156	Mr. D. Scott Mackesy
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

John D. Clark	17,831	Mr. John D. Clark
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

Sanjay Swani	1,556	Mr. Sanjay Swani
		Welsh, Carson, Anderson & Stowe
		320 Park Avenue, Suite 2500
		New York, New York 10022
		Tel: (212) 893-9500

	Total: 13,105,304

*	1,200 of the Existing Shares owned by Patrick J. Welsh are subject to restricted stock awards. In addition, Mr. Welsh Beneficially Owns 11,938 shares of Company Common Stock subject to options.

**	1,200 of the Existing Shares owned by Thomas E. McInerney are subject to restricted stock awards. In addition, Mr. McInerney Beneficially Owns 11,938 shares of Company Common Stock subject to options.

***	In addition, Anthony J. deNicola Beneficially Owns an aggregate 86,784 shares of Company Common Stock indirectly through the Anthony & Christie deNicola Family Foundation.

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